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                                                                  EXHIBIT 10.20

                                PROMISSORY NOTE


$1,000,000.00                                            New Orleans, Louisiana
                                                         June 1, 1999



         FOR VALUE RECEIVED, the undersigned, ALYDAAR SOFTWARE CORP., a Delaware corporation, having an address located in North Carolina, and Robert Gruder, a person of the full age of majority and resident of the State of North Carolina (Alydaar Software Corp. and Robert Gruder are collectively hereinafter referred to as the "Borrower"), hereby promises to pay to the order of Rodney
R. Schoemann, Sr., a person of the full age of majority and resident of the State of Louisiana, having an address at 3904 Wheat Drive, Metairie, Louisiana 70002 ("the Lender"), his successors and permitted assigns as holder of this Note or, if this Note has then been endorsed "to bearer," to the bearer of this Note (the Lender, his said successors and permitted assigns, and any such bearer, being hereinafter sometimes referred to collectively as "the Holder"), at the Lender's said address or at such other place or to such other person as may be designated in writing to the Borrower by the Lender, the principal sum of One Million and No/100 Dollars ($1,000,000.00) (the "Loan"), together with interest on the unpaid balance thereof at the rate hereinafter set forth.

         ON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

         Section 1.        Interest Rate and Payment Dates.

         1.1 Initial Interest Rate and Initial Payment. Interest shall accrue on the principal amount outstanding hereunder from time to time from and after the date hereof at the rate of 10.0% per annum (the "Initial Interest Rate"). Interest shall be paid in arrears and shall be computed on the basis of a 360-day year and actual days elapsed for any whole or partial month and shall be charged on the principal balance outstanding from time to time.

         1.2 Default Interest Rate. If the Borrower fails to make any payment of principal, interest or fees on the date on which such payment becomes due and payable whether at maturity or by acceleration or on any other date, such payment shall accrue interest from the date on which such payment was due (and not the date of the payment default) until paid at eighteen percent (18%) per annum ("the Default Rate"), but in no event shall the rate of interest payable hereunder exceed the highest rate allowed by law.

         1.3 Reimbursement for Increased Costs. If any law or guideline or interpretation or application thereof by any governmental authority charged with the interpretation or administration thereof or compliance with any request or directive of any governmental authority (whether or not having the force of law) now existing or hereafter adopted (a) subjects Holder to any tax or changes the basis of taxation with respect to this Note or payments by Borrower of principal, interest or other amounts due from Borrower hereunder or thereunder (except for taxes on the overall net income or overall gross receipts of Holder imposed as a result of a present or former connection between the jurisdiction of the governmental authority imposing such tax on Holder), or (b) imposes upon Holder any other condition or expense with respect to this Note or its making, maintenance or funding of any part of the Loan evidenced by this Note, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including, without limitation, loss of margin) upon Holder with respect to the Note, or the making, maintenance or funding of any part of the Loan evidenced by this Note, by an amount which Holder deems to be material, Holder may from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods) by Holder (which determination shall be conclusive absent manifest error) to be necessary to compensate Holder for such increase, reduction or imposition and, if Borrower is by law prohibited from paying any such amount, Holder may elect to declare the unpaid principal balance hereof and all interest accrued thereon immediately due and payable. Such amount shall be due and payable by Borrower to Holder three (3) days after such notice is given.
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         Section 2.      Payments; Maturity. Anything in this Note to the
contrary notwithstanding, the entire unpaid balance of the principal amount hereof and all interest accrued thereon (including interest accruing at the Default Rate), shall, unless sooner paid, and except to the extent that payment thereof is sooner accelerated, be and become due and payable on Monday, June 28, 1999 (the "Maturity Date"). In addition, as an inducement to the Holder to make the Loan evidenced by this Note, concurrently with Borrower's receipt of the principal amount of the Loan hereunder, Borrower shall transfer to Holder 50,000 shares of common stock of Holder. Such shares shall be made without registration of the such common stock under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption for transactions by an issuer not involving a public offering and without the Holder being furnished any prospectus setting forth all of the information that would be required to be furnished under the Securities Act by virtue of the Holder being an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act).

         Section 3. Application of Payments. Payments made by Borrower on account hereof shall be applied, first, toward any fees and charges due hereunder, second, toward payment of any interest due at the Default Rate and, third, toward payment of any interest due at the Initial Interest Rate set forth in subsection 1.1 above, and fourth toward payment of principal.

         Section 4. Prepayment. Prepayment of the Loan in full or in part shall be permitted at any time during the term of the Loan without penalty. Partial prepayments of the Loan shall not be permitted unless each such partial prepayment is in an amount not less than Five Hundred Thousand Dollars ($500,000.00).

         Section 5. Method of Payment. Any payment made hereunder shall be paid directly to the Holder in lawful tender of the United States of America. Each such payment shall be paid by 1:00 p.m. New Orleans, Louisiana, time on the date such payment is due, except if such date is not a business day such payment shall then be due on the first business day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 1:00 p.m. New Orleans, Louisiana, time shall be deemed to have been received on the immediately following business day for all purposes, including, without limitation, the accrual of interest on principal.

         Section 6.      Default.

         6.1 Events of Default. Anything in this Note to the contrary notwithstanding, on the occurrence of any of the following events (each of which is hereinafter referred to as an "Event of Default"), the Holder may, in the exercise of its sole and absolute discretion, increase the interest rate on the Note to the Default Rate, in which event the entire outstanding principal balance and all interest and fees accrued thereon shall immediately be and become due and payable without further notice at the sole option of the Holder:

                    6.1.1 Failure to Pay or Perform. If the Borrower fails in making any payment to the Holder of any or all sums due hereunder by the Maturity Date.

                    6.1.2 Failure to Register Common Stock. In the event that any amount owed by Borrower hereunder is outstanding as of the Demand Registration Date or on the date on which the piggyback registration rights granted to the Holder hereunder vest, if the Borrower fails to register the common stock transferred to the Holder hereunder as required by Section 7 hereof.

         6.2 Late Payment Penalty. Without limiting the generality of the foregoing provisions of this Section, if payment of all amounts due and owing under this Note are not made on the Maturity Date or upon the occurrence of an Event of Default, the Borrower shall thereupon automatically become obligated immediately to pay to the Holder a late payment penalty of 50,000 shares of common stock of Borrower, which shares of common stock shall be subject to all of the provisions of Section 7 hereof, to defray the expenses incurred by Holder in handling and processing such delinquent payment and to compensate Holder for the loss of use of such delinquent payment, which sum shall be due and payable immediately thereupon.
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         Section 7.        Additional Agreements.

         7.1 Registration of Shares. Not later than the next business day following the date which is one hundred twenty (120) days from the date hereof, which date is Monday, September 27, 1999 (the "Demand Registration Date"), the Borrower shall effect a non-underwritten registration under the Securities Act of all shares of common stock transferred to the Holder hereunder.

                    If, with the consent of the Holder, which consent may be withheld for any or no reason, the Borrower intends to distribute any of the shares of the Holder so registered pursuant to this Section pursuant to an underwriting and the underwriter advises the Borrower in writing that marketing factors require a limitation of shares to be underwritten, the number of shares of the Holder to be included in such underwriting shall not be reduced, pro rata or otherwise, unless all other securities are first entirely excluded from the underwriting or upon receipt of the written consent of the Holder, which further consent may be withheld for any or no reason. If despite the best efforts of the Borrower, the total number of shares of the Holder to be registered cannot be so included, the Borrower shall purchase from the Holder that number of shares which was unable to be included in the underwritten offering at the price per share received in the offering.

                    If the Holder shall furnish to the Borrower a certificate signed by the Borrower's President or Chief Executive Officer providing that in the good faith judgment of the Board of Directors of the Borrower, it would be seriously detrimental to the Borrower and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Borrower shall have the right to defer taking action with respect to such filing for a period not to exceed ninety (90) days following the Demand Registration Date; provided, however, in the event that the Borrower shall fail to have a registration statement declared effective by the United States Securities and Exchange Commission ("SEC") by the Demand Registration Date for any reason whatsoever, including pursuant to the terms of this paragraph, as compensation for the breach of the terms of this Section by the Borrower, the Borrower shall immediately transfer to the undersigned 50,000 shares of common stock. For each successive thirty
(30) day period commencing on the Demand Registration Date that the Borrower does not have an effective registration statement filed with the SEC, the Borrower shall transfer to the Holder an additional 50,000 shares of common stock, all of which common stock shall have the rights afforded under Section 7 hereof. The Borrower shall not have the right to defer registration more than once.

         7.2 Piggyback Registration. So long as Holder, or any assignee or transferee, owns any shares of common stock transferred to Holder hereunder, the Holder shall be entitled to unlimited "piggyback" registration rights in connection with all registrations of securities by the Borrower under the Securities Act of 1933 or in connection with any demand registration of any shareholder of the Borrower (except for registrations on Form S-8 or Form S-4). The Borrower will bear all registration expenses of all piggyback registrations by the undersigned.

         7.3        Future Financing. In the event that Alydaar Software Corp.
receives any additional financing, whether from conventional financial institution lending or through any private (i.e., (i) pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended,
(ii) not on any securities market (including any over-the-counter market) or exchange, and (iii) not through any broker or dealer), or public sale of any securities of the Borrowers, or if Robert Gruder sells any shares of common stock of Alydaar Software Corp. in any public or private transaction, prior to the payment in full of any and all amounts due under this Note, any outstanding principal amount of the Loan and any accrued but unpaid interest, including all interests accrued at the Initial Interest Rate and the Default Rate, if any, shall be paid in full out of the proceeds of such financing or sale.

         Section 8. Costs of Enforcement. The Borrower shall pay to the Holder on demand by the latter the amount of any and all actual expenses incurred by the Holder as the result of a default by the Borrower in performing its obligations under this Note and due to enforcing its rights hereunder, including but not limited to the expense of collecting any amount owed hereunder, and of any and all attorneys' fees incurred by Holder in connection with such default, whether suit be brought or not. Such expenses shall be added to the principal amount hereof and shall accrue interest at the Default Rate.
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         Section 9.      Borrower's Waiver of Certain Rights. The Borrower and
any endorser, guarantor or surety hereby waives the exercise of any and all exemption rights which it holds at law or in equity with respect to the debt evidenced by this Note, and of any and all rights which it holds at law or in equity to require any valuation, appraisal or marshalling, or to have or receive any presentment, protest, demand and notice of dishonor, protest, demand and nonpayment as a condition to the Holder's exercise of any of its rights under this Note.

                    To the maximum extent permitted by Louisiana law, Borrower confesses judgment in favor of Holder for the purpose of executory process or any other remedies available under the Uniform Commercial Code and acknowledges the indebtedness to Holder, up to the full amount of this Note, plus interest, costs, expenses, attorney fees, and other fees and charges as agreed to in this Note. Time being of the essence, Borrower further expressly waives the benefit of approval, demand for payment, the need of putting the Borrower in default, citation, service, all notices and delays, including: (i) the three-day notice provided for in Article 2639 of the Louisiana Code of Civil Procedure (the "LCCP"); (ii) the Notice of Seizure provided under Articles 2293 and 2721 of the LCCP; (iii) the three (3) day Notice of Delay provided for in Articles 2331 and 2722 of the LCCP; and (iv) all other benefits provided under Articles 2331, 2722, 2723, 2332, 2336, 2723, and 2724 of the LCCP.

         Section 10. Extensions. The Maturity Date and/or any other date by which any payment is required to be made hereunder may be extended by the Holder from time to time in the exercise of its sole discretion, without in any way altering or impairing the Borrower's liability hereunder.

         Section 11.     General.

         11.1 Applicable Law. This Note shall be given effect and construed by application of the laws of the State of Louisiana (without regard to the principles thereof governing conflicts of laws), and any action or proceeding arising hereunder, and each of Holder and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in the State of Louisiana, for the enforcement of any and all obligations under this Note except that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the Eastern District of Louisiana or any successor federal court having original jurisdiction.

         11.2 Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

         11.3 Construction. As used herein, (a) the term "person" means a natural person, a trustee, a corporation, a limited liability company, a partnership and any other form of legal entity, and (b) all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and
(iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Note.

         11.4 Severability. No determination by any court, governmental body or otherwise that any provision of this Note or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

         11.5 No Waiver. The Holder shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing. No delay or omission by the Holder in exercising any such right (and no allowance by the Holder to the Borrower of an opportunity to cure a default in performing its obligations hereunder) shall be deemed a waiver of its future exercise. No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any
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other such right. Further, acceptance by Holder of all or any portion of any sum payable under, or partial performance of any covenant of, this Note, whether before, on, or after the due date of such payment or performance, shall not be a waiver of Holder's right either to require prompt and full payment and performance when due of all other sums payable or obligations due thereunder or hereunder or to exercise any of Holder's rights and remedies hereunder or thereunder.

         11.6 Waiver of Jury Trial; Service of Process; Court Costs. EACH OF BORROWER AND LENDER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND ACTION OR CAUSE OF ACTION (A) ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS NOTE AND/OR ANY OF THE OTHER LOAN DOCUMENTS OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS NOTE OR THE EXERCISE OF EITHER PARTIES' RIGHTS AND REMEDIES UNDER THIS NOTE OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LENDER TO MAKE THE LOAN, AND THAT TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, UPON CONSULTATION WITH COUNSEL OF BORROWER'S CHOICE, AND THE BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.

         11.7 Non-Exclusivity of Rights and Remedies. None of the rights and remedies herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy contained herein and each and every such right and remedy shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary or desirable by Holder.

         11.8 Joint, Several and In Solido Liability. If Borrower consists of more than one person and/or entity, each such person and/or entity agrees that its liability hereunder is joint, several and in solido.

         11.9 Business Purpose. Borrower represents and warrants that the Loan evidenced by this Note is being obtained solely for the purpose of acquiring or carrying on a business, professional or commercial activity and is not for personal, agricultural, family or household purposes.

         11.10 Interest Limitation. Notwithstanding anything to the contrary contained herein, the effective rate of interest on the obligation evidenced by this Note shall not exceed the lawful maximum rate of interest permitted to be paid. Without limiting the generality of the foregoing, in the event that the interest charged hereunder results in an effective rate of interest higher than that lawfully permitted to be paid, then such charges shall be reduced by the sum sufficient to result in an effective rate of interest permitted and any amount which would exceed the highest lawful rate already received and held by the Holder shall be applied to a reduction of principal and not to the payment of interest. Borrower agrees that for the purpose of determining highest rate permitted by law, any non-principal payment (including, without limitation, Late Fees and other fees) shall be deemed, to the extent permitted by law, to be an expense, fee or premium rather than interest.
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         11.11      Modification. This Note may be modified, amended,
discharged or waived only by an agreement in writing signed by the party against whom enforcement of such modification, amendment, discharge or waiver is sought.

         11.12 Time of the Essence. Time is strictly of the essence of this Note.

         11.13 Negotiable Instrument. The Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note may not otherwise qualify, under applicable law, absent this paragraph, as a negotiable instrument.

         11.14 Interest Rate After Judgment. If judgment is entered against the Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees, Late Fees and costs) shall bear interest at the Default Rate, to be determined on the date of the entry of the judgment.

         11.15 Relationship. Borrower and Holder intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Note shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Holder.




    [THE IMMEDIATELY FOLLOWING PAGE CONTAINS THE SIGNATURES OF THE BORROWER]
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         IN WITNESS WHEREOF, the Borrower has executed and sealed this Note or caused it to be executed and sealed on its behalf by its duly authorized representatives, the day and year first above written, and the obligations under this Note shall be binding upon Borrower's successors and assigns.

WITNESSES:                             BORROWER:


                                       ALYDAAR SOFTWARE CORP.,
---------------------------------      a _________ corporation



---------------------------------

                                       BY:
                                           ------------------------------------
                                           Robert Gruder
                                           President



---------------------------------      ----------------------------------------
                                       ROBERT GRUDER,
                                       Individually


---------------------------------